UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2003

MAXIMUS, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-12997	54-1000588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11419 Sunset Hills Road, Reston, Virginia 20190-5207

(Address of Principal Executive Offices, including Zip Code)

(703) 251-8500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Item 5.  Other Events and Required FD Disclosure.

We are filing this Current Report on Form 8-K to disclose certain financial information reflecting a division reorganization within our principal operating segments.

Effective April 1, 2003, we reorganized our business in order to better focus and manage our administrative and financial health systems line of business. The Public Systems division, formerly part of the Systems Group, has been renamed the Health Systems division and is now part of the Health Services Group. Additionally, certain contracts within the Public Systems division have been moved to the Children Services division of the Human Services Group.

We are herein providing certain financial segment information for earlier periods to reflect this change in the composition of our reportable segments as if we had operated under the new organizational structure during the last two full fiscal years and the first two quarters of the current fiscal year. This information is being provided for comparison purposes only.

	Quarter Ended
	Dec. 31, 2000	Mar. 31, 2001	June 30, 2001	Sept. 30, 2001	Dec. 31, 2001	Mar. 31, 2002	June 30, 2002	Sept. 30, 2002	Dec. 31, 2002	Mar. 31, 2003
	(In thousands)
Revenue:
Consulting Group	$33,038	$37,181	$40,616	$35,991	$33,403	$35,009	$34,518	$35,009	$33,195	$33,566
Health Services Group	30,631	33,284	37,432	39,820	41,306	34,973	42,704	42,169	40,991	41,118
Human Services Group	31,047	34,576	35,285	39,284	37,792	35,006	38,085	37,837	38,359	36,014
Systems Group	14,530	15,216	17,299	12,030	17,069	16,965	17,783	19,070	20,146	19,965
Total	$109,246	$120,257	$130,632	$127,125	$129,570	$121,953	$133,090	$134,085	$132,691	$130,663

Gross profit:
Consulting Group	$12,575	$17,073	$19,796	$17,969	$15,530	$16,560	$15,508	$17,288	$13,960	$14,090
Health Services Group	6,281	6,628	6,844	6,595	8,872	2,621	8,588	8,712	10,351	9,591
Human Services Group	6,294	7,914	7,602	10,530	7,860	7,294	9,339	8,689	8,002	6,306
Systems Group	6,842	6,596	6,270	5,624	7,314	8,729	9,496	9,262	9,948	8,599
Total	$31,992	$38,211	$40,512	$40,718	$39,576	$35,204	$42,931	$43,951	$42,261	$38,586

Income (loss) from operations:
Consulting Group	$4,591	$9,395	$11,942	$10,919	$7,951	$8,425	$6,492	$8,097	$5,139	$5,132
Health Services Group	2,808	2,785	3,565	3,128	5,045	(1,563)	4,668	4,780	6,457	4,955
Human Services Group	1,869	3,064	3,396	6,417	3,333	2,276	3,808	2,589	1,957	166
Systems Group	1,581	1,099	762	(281)	1,664	2,227	2,837	1,710	2,555	745
Total	$10,849	$16,343	$19,665	$20,183	$17,993	$11,365	$17,805	$17,176	$16,108	$10,998

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date: May 23, 2003	By:	/s/ Richard A. Montoni
Richard A. Montoni, Chief Financial Officer
(Principal Financial and Accounting Officer)